EXHIBIT 99.1

Northern Technologies International Corporation Reports Financial Results For First Quarter Fiscal 2021

MINNEAPOLIS, Jan. 07, 2021 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the first quarter of fiscal 2021.

First quarter fiscal 2021 financial and operating highlights include (with growth rates compared to first quarter of fiscal 2020, except as otherwise noted):

  Consolidated net sales decreased 12.7% to $12,779,000, and up 27.4% over fourth quarter of fiscal 2020
  ZERUST® net sales increased 2.7% to $9,078,000
  ZERUST® oil and gas net sales increased 8.0% to $563,000
  NTIC China net sales increased 17.7% to a quarterly record $4,544,000
  Natur-Tec® product net sales decreased 45.4% to $2,559,000
  Joint venture operating income increased 19.2% to $3,162,000
  Net income attributable to NTIC increased 4.1% to $1,262,000
  Net income per diluted share attributable to NTIC was $0.13, in line with the prior year period
  Net cash provided by operating activities was $1,601,000, compared to net cash used in operating activities of $1,567,000
  Consolidated balance sheet at November 30, 2020 was strong with no debt and total cash and cash equivalents and available for sale securities of $13,336,000

“Our fiscal 2021 first quarter results reflect an encouraging increase in global demand from our core ZERUST® industrial market. NTIC China came in particularly strong with orders from new and existing customers for both our ZERUST® and Natur-Tec® products, causing a year-over-year jump in NTIC China net sales of 17.7%, to a quarterly record of $4,544,000. Furthermore, sales at NTIC’s joint ventures increased 5.2% year-over-year and were up 44.8% from the fiscal 2020 fourth quarter,” said G. Patrick Lynch, President and Chief Executive Officer of NTIC.

“Since the onset of the COVID-19 crisis, we have proactively focused on continuing to supply our worldwide customers while operating safely, controlling operating expenses, maintaining our strong balance sheet, and investing in our long-term growth strategies. Facing challenging circumstances, we were still able to slightly increase net income over the prior fiscal year period, despite a 12.7% year-over-year reduction in consolidated net sales. Furthermore, we ended the fiscal 2021 first quarter with no debt and over $13,300,000 in cash, cash equivalents, and available for sale securities, representing an 88.0% improvement over the prior fiscal year period,” continued Mr. Lynch.

“Our near-term outlook remains cautious, due to the continued uncertainty surrounding the COVID-19 crisis and the pace of the economic recovery, as well as the upcoming annual slowdown in Asia associated with the Chinese New Year holidays. Nevertheless, I am proud of how NTIC and our joint venture partners have responded throughout this difficult period and excited by the new business opportunities we continue to uncover,” concluded Mr. Lynch.

NTIC’s consolidated net sales decreased 12.7% to $12,779,000 during the three months ended November 30, 2020, compared to $14,631,000 for the three months ended November 30, 2019. The continued global economic slowdown, due to the COVID-19 crisis, significantly reduced demand across the Company’s global customer base.

The following table sets forth NTIC’s net sales by product category for the three months ended November 30, 2020 and 2019, by segment:

	Three Months Ended
	November 30, 2020	% of Net Sales	November 30, 2019	% of Net Sales	% Change
ZERUST® industrial net sales	$9,077,554	71.0%	$8,843,052	60.4%	2.7%
ZERUST® joint venture net sales	580,304	4.5%	585,616	4.0%	(0.9%)
ZERUST® oil & gas net sales	562,693	4.4%	520,844	3.6%	8.0%
Total ZERUST® net sales	$10,220,551	80.0%	$9,949,512	68.0%	2.7%
Total Natur-Tec® net sales	2,558,561	20.0%	4,681,888	32.0%	(45.4)%
Total net sales	$12,779,112	100.0%	$14,631,400	100.0%	(12.7)%

NTIC’s joint venture operating income increased 19.2% to $3,162,000 during the three months ended November 30, 2020, compared to joint venture operating income of $2,652,000 during the three months ended November 30, 2019. The increase was attributable to the corresponding increase in total sales of the joint ventures as fees for services provided to joint ventures are a function of the net sales of NTIC’s joint ventures, which were $26,777,000 during the three months ended November 30, 2020, compared to $25,460,000 for the three months ended November 30, 2019.

Operating expenses, as a percent of net sales, for the first quarter of fiscal 2021 were 46.3%, compared to 40.3% for the same period last fiscal year. On a dollar basis, first quarter operating expenses were $5,911,000, compared to $5,899,000 for the same period last fiscal year.

The Company reported net income attributable to NTIC for the first quarter of fiscal 2021 of $1,262,000, or $0.13 per diluted share, compared to net income attributable to NTIC of $1,213,000, or $0.13 per diluted share for the same period last fiscal year.

NTIC’s balance sheet remains strong, with no debt, and working capital of $28,173,000 at November 30, 2020, including $6,953,000 in cash and cash equivalents and $6,383,000 in available for sale securities, compared to $27,105,000 at August 31, 2020, including $6,403,000 in cash and cash equivalents and $5,545,000 in available for sale securities.

At November 30, 2020, the Company had $24,961,000 of investments in joint ventures, of which over $14,040,000, or 56.2%, is cash, with the remaining balance mostly made up of other working capital.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the first quarter of fiscal 2021 and its outlook, followed by a question-and-answer session. The conference call will be available to interested parties through a live audio webcast available through NTIC’s website at www.ntic.com where the webcast will be archived and accessible for at least 12 months. The dial-in number for the conference call is (877) 670-9776 and the confirmation code is 6482797.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC’s primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for over 40 years and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s belief that its near-term outlook remains cautious and that it continues to uncover new business opportunities and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the effects of the COVID-19 pandemic on NTIC’s business and operating results; the ability of NTIC to pay dividends; the effect of economic uncertainty and trade disputes; NTIC’s dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; NTIC’s dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or its other joint ventures on NTIC’s business and operating results; the ability of NTIC China to achieve significant sales; costs and expenses incurred by NTIC in connection with its ongoing litigation against its former Chinese joint venture partner; the effect of the United Kingdom’s proposed exit from the European Union, economic slowdown and political unrest; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates and tariffs, including in particular the Euro compared to the U.S. dollar; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including the new tax reform law, which could result in a write-down of our deferred tax assets, and rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended August 31, 2020 and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF NOVEMBER 30, 2020 (UNAUDITED) AND
AUGUST 31, 2020 (AUDITED)

	November 30, 2020	August 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,953,341	$6,403,032
Available for sale securities	6,382,785	5,544,722
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts
of $120,000 as of November 30, 2020 and $90,000 as of August 31, 2020	9,551,519	8,072,212
Trade joint ventures	675,391	475,900
Fees for services provided to joint ventures	1,149,165	927,286
Income taxes	10,898	19,907
Inventories	9,835,135	10,961,796
Prepaid expenses	917,570	797,495
Total current assets	35,475,804	33,202,350

PROPERTY AND EQUIPMENT, NET	7,224,297	7,110,789
OTHER ASSETS:
Investments in joint ventures	24,961,205	24,090,826
Deferred income taxes	209,220	209,729
Patents and trademarks, net	782,423	802,006
Operating lease right of use asset	552,103	658,788
Total other assets	26,504,951	25,761,349
Total assets	$69,205,052	$66,074,488

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,379,475	$3,205,241
Income taxes payable	486,800	310,922
Accrued liabilities:
Payroll and related benefits	1,304,018	1,314,978
Other	856,532	880,118
Current portion of operating lease	276,061	386,345
Total current liabilities	7,302,886	6,097,604
LONG-TERM LIABILITIES:
Operating lease, less current portion	276,042	272,443
Total long-term liabilities	276,042	272,443
COMMITMENTS AND CONTINGENCIES
EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000
shares as of November 30, 2020 and August 31, 2020; issued and outstanding 9,104,636 and 9,099,990, respectively	182,093	182,000
Additional paid-in capital	17,632,811	17,415,043
Retained earnings	43,735,209	42,472,810
Accumulated other comprehensive loss	(3,179,678)	(3,410,438)
Stockholders’ equity	58,370,435	56,659,415
Non-controlling interests	3,255,689	3,045,026
Total equity	61,626,124	59,704,441
Total liabilities and equity	$69,205,052	$66,074,488

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2020 AND 2019

	Three Months Ended
	November 30, 2020	November 30, 2019
NET SALES:
Net sales, excluding joint ventures	$12,198,808	$14,045,784
Net sales, to joint ventures	580,304	585,616
Total net sales	12,779,112	14,631,400

Cost of goods sold	8,313,321	9,805,084
Gross profit	4,465,791	4,826,316

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	1,825,712	1,293,990
Fees for services provided to joint ventures	1,336,561	1,358,325
Total joint venture operations	3,162,273	2,652,315

OPERATING EXPENSES:
Selling expenses	2,741,768	2,887,292
General and administrative expenses	2,093,982	2,049,687
Research and development expenses	1,075,737	961,641
Total operating expenses	5,911,487	5,898,620

OPERATING INCOME	1,716,577	1,580,011

INTEREST INCOME	69,538	49,038
INTEREST EXPENSE	(2,368)	(5,444)

INCOME BEFORE INCOME TAX EXPENSE	1,783,747	1,623,605

INCOME TAX EXPENSE	378,590	264,066

NET INCOME	1,405,157	1,359,539

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	142,758	146,989

NET INCOME ATTRIBUTABLE TO NTIC	$1,262,399	$1,212,550

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.14	$0.13
Diluted	$0.13	$0.13

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	9,104,623	9,095,607
Diluted	9,644,630	9,407,642

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.00	$0.065

Investor and Media Contact:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600